UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2025

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Fayetteville Street, Suite 1400
Raleigh, NC 27601
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, the Company’s stockholders approved our 2025 long-term equity incentive plan. The board believes that equity incentive compensation promotes our long-term success by aligning the interests of our directors, officers and employees with the interests of our stockholders. The equity incentive awards provide participants with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution.

The plan authorizes the issuance of up to 1,250,000 shares of common stock in the form of restricted stock or restricted stock unit awards. Under the plan, the compensation and governance committee may grant shares of restricted stock and restricted stock units. In any calendar year, no more than 250,000 shares of restricted stock or restricted stock units can be issued to any officer or employee and no more than 15,000 shares of restricted stock or restricted stock units can be issued to any non-employee director.

Highlights of the plan include the following:

•The plan does not provide for liberal share recycling. Shares tendered or withheld for taxes will not be available for future grants under the plan;

•The plan does not provide for grants of stock options;

•Grants of time-based restricted stock and restricted stock units to officers and employees with vesting periods shorter than three years are prohibited (provided that shares and units may vest pro rata on an annual basis beginning on the first anniversary of the grant date);

•Grants of all other types of restricted stock and restricted stock units with vesting periods shorter than one year are prohibited;

•The compensation and governance committee does not have the discretion to accelerate the vesting or exercisability of awards, except in the event of death, disability or involuntary termination of employment in connection with a change in control;

•Grants generally are not accelerated upon a change in control if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent); and

•Grants are expressly subject to our incentive compensation recoupment policy.

A description of the material terms of the plan can be found in the section of the Definitive Proxy Statement on Schedule 14A filed by the Company on March 28, 2025 entitled “Proposal 4: Approval of Our 2025 Long-Term Equity Incentive Plan” and is incorporated by reference into this Current Report on Form 8-K.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 13, 2025, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

	Matter	For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				4,241,498
	Charles A. Anderson	95,306,774		414,964
	Carlos E. Evans	85,380,677		10,341,061
	David L. Gadis	94,992,995		728,743
	David J. Hartzell	90,648,735		5,073,003
	Theodore J. Klinck	95,322,988		398,750
	Anne H. Lloyd	93,511,977		2,209,761
	Candice L. Todd	95,494,592		227,146
(2)	Ratification of appointment of Deloitte & Touche LLP as independent auditor for 2025	99,211,855	590,165	161,216
(3)	Advisory vote on executive compensation	91,048,929	4,431,256	241,553	4,241,498
(4)	Approval of the 2025 long-term equity incentive plan	91,729,999	3,784,010	207,729	4,241,498

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10    2025 Long-Term Equity Incentive Plan

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: May 13, 2025